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Exhibit 1.2
Translated from Afrikaans

"B"

REPUBLIC OF SOUTH AFRICA

COMPANIES ACT, 1973

ARTICLES OF ASSOCIATION OF A COMPANY HAVING A SHARE CAPITAL
NOT ADOPTING SCHEDULE 1
(Section 60 (1); Regulation 18)

Registration Number of
Company
1979/003231/06

Name of Company:

SASOL LIMITED

TABLES "A" AND "B"

A
The articles of association of Table "A" or Table "B" contained in Schedule 1 to the Companies Act, 1973 shall not apply to the company.

B
The articles of association of the company are as follows:

INTERPRETATION

1(i)
In the interpretation of these articles of association, unless the context otherwise clearly indicates, words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine gender and, unless the context otherwise clearly indicates, the following words and expressions bear the following meanings, namely:

(a)
"capital", "shares" and "debentures" mean, respectively, the capital, shares and debentures from time to time of the company. "Shares" include stocks and "debentures" include debenture stock;

(b)
"the company", when used with reference to the company, means

SASOL LIMITED

(c)
"directors" means the directors of the company and the alternate directors appointed in terms of the provisions of these articles of association or, as the case may be, the directors assembled at a meeting of the board of directors;

(d)
"foreign country" bears the meaning attributed to it by the Statutes;

(e)
"general meeting" means an annual general meeting or a general meeting of the members of the company;

(f)
"Government Gazette" means the Government Gazette of the Republic of South Africa;

(g)
"in writing" or "written" includes printing, typewriting or lithography or any other mechanical processes or partly one and partly the other;

(h)
"member" means a registered holder of shares in the company, and "members" means such holders;

(i)
"the office" means the registered office of the company;

(j)
"person" includes a corporate body or a company;

(k)
"the register" means the register of members of the company which is kept in terms of the Statutes;

(l)
"the Registrar" means the Registrar of Companies;

(m)
"secretary" means the secretary of the company or any duly authorised person acting in the place of such secretary;

(n)
"share warrants" means warrants issued in respect of shares or stocks of the company in accordance with the Statutes and these articles of association;

(o)
"sign" and "signature" includes, respectively, lithography, printing and names impressed with a rubber stamp or any other kind of stamp;

(p)
"special resolution" bears the meaning attributed to it by the Statutes;

(q)
"stated capital" means the full yield of a share issue without par value which is the unpaid share capital of the company with respect to the issue of the aforementioned shares and which yield shall be transferred to an account called "stated capital account";

(r)
"stated capital account" means the full yield of a share issue without par value, and such yield includes an amount equal to the value of the consideration (as fixed by the directors) where the consideration is not in cash, which consideration is transferred likewise to the stated capital account;

(s)
"the Statutes" means the Companies Act, No. 61 of 1973, and any other ordinance or act with regard to companies in effect from time to time and which essentially affects the company;

  subject to the aforegoing, any words defined in the Statutes shall, unless inconsistent with the subject or context, bear the same meaning in these articles of association;

(t)
"these articles" means and comprises the articles of association of the company and the regulations of the company (if any) in effect from time to time;

(u)
"year" means a calendar year and "month" means a calendar month";

(ii)
the interpretation of any provision in these articles which confers any power and/or right on the company and/or its members and/or which attributes any obligation to the company and/or its members, and which concerns the passing of a special resolution and/or allotment and/or issue of shares in the capital of the company, is subject to the provisions of article 89.

THE COMPANY

2
The company may not, either directly or indirectly, whether by way of a loan, guarantee, security or otherwise, give any monetary assistance for the purpose of or in connection with the purchase of or subscription for or proposed purchase of or subscription for any shares of the company or of its holding company (if any); furthermore the company may not, for whatever purpose, lend any money against security of its shares or those of its holding company (if any): provided that nothing in this article shall prohibit any transaction authorised in terms of Section 38(2) of the Statutes.

COMMENCEMENT OF BUSINESS

3
The directors shall observe the restrictions on the commencement of business imposed by Section 172 of the Statutes.

SHARES

4
Shares in the initial capital shall be issued to such persons and on such terms and conditions and with such rights and privileges attached thereto as may be determined in a general meeting: provided that the company, by way of a resolution, but subject to the prohibitions contained in Sections 38, 221 and 222 of the Statutes, may direct that the shares be issued by the directors to such persons and on such terms and conditions as the directors may determine.

5
Upon the authorisation of a special resolution, any preference share may be issued, subject to the provision that it is redeemable, or at the option of the company may be redeemed. The special resolution authorising any such issue shall also, by way of addenda to the articles, prescribe the provisions in terms of which and the manner in which any such preference shares shall be redeemed.

6
No further capital ranking in priority to or pari passu with the preference shares shall be created without the written consent of the holders of 75 per cent of the preference shares, or the authority of a special resolution of the holders of such preference shares, passed at a separate general meeting of such holders.

7
With regard to any allotment of shares made from time to time, the directors shall comply with the provisions of Sections 92 and 164 up to and including 169 of the Statutes.

8
Nothing in these articles shall preclude the directors from allowing the allotment of a share which is renounced by the interested party to another person.

The company may, at any time, pay a commission at a rate not exceeding ten (10) per cent of the issue price of a share to a person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares of the company or for the procurement of or agreeing (whether absolutely or conditionally) to procure subscriptions for any shares of the company, and any such commission may be paid or may be agreed to be paid out of the capital or profits, whether current or in reserve or transferred or out of both capital and profits, but in such a manner that the commission shall not exceed 10 per cent of the value of the shares subscribed for or to be subscribed for in each case and that the relevant legal provisions and requirements are complied with. Any such commission shall be calculated on the price at which the shares are issued and may be paid in full or in part in fully paid-up shares of the company, provided that such commission, or any part thereof, may not be paid in shares without prior authorisation by the company in general meeting. Should all or any part of the share capital or the debentures of the company being offered for subscription be or become underwritten, the provisions of Section 153 of the Statutes shall be complied with.

Should any shares of the company be issued for the purpose of raising money to defray the cost of the construction of any works or buildings or the purchase of any plant which cannot be rendered profitable for a lengthy period, the company may pay interest at a rate not exceeding the highest rate allowed by the Statutes or such lower rate as may be prescribed at the time by the Minister, as defined in the Statutes, on such share capital as is paid up for the period and subject to the conditions and restrictions prescribed in the Statutes, and the company may apportion such interest to capital as part of the cost of construction of the works or buildings or the purchase of the plant.

11
Notwithstanding any contrary provision herein, the company shall be entitled to treat the registered owner of any shares as the absolute owner thereof and shall therefore not be obliged (unless an order is issued by a competent court or the Statutes so prescribe) to recognise any reasonable or other claim to or interest in such shares on the part of any other person.

CERTIFICATES

12
Each certificate of title to shares, stocks, debentures, calls or options on shares shall bear the signatures of two directors or one director and a duly authorised officer of the company. The certificate shall describe the shares, stocks or debentures to which it relates.

13
The directors may, by resolution, determine that their signatures and that of any officer may, in general or in any particular case, be affixed by mechanical means. Save as aforesaid, all signatures referred to in this article and the preceding article shall be autographic.

14
Share certificates shall be issued under the authority of the directors or the foreign committee if authorised thereto by resolution of the directors, in such manner and form as the directors may from time to time prescribe. Should any shares be numbered in numerical progression as from number one, each share shall be distinguished by its appropriate number. Should any shares not be numbered, each share certificate in respect of such shares shall be numbered in numerical progression and each share certificate shall be distinguished by its appropriate number and by the endorsement required in terms of Section 95(2) of the Statutes.

Each member shall be entitled to one certificate for all the shares registered in his name, or to individual certificates, each for a part of those shares.

4

Should a certificate be worn away or defaced, the directors may, upon presentation thereof, order that it be cancelled and that a new certificate in lieu thereof be issued, and if any certificate be lost or destroyed then, upon proof thereof to the satisfaction of the directors, and on such indemnity and advertisement (if any) of the loss or destruction having been given at the cost of the party claiming the new certificate, as the directors may deem adequate, a new certificate in lieu thereof may be given to the person entitled to such lost or destroyed certificate. In case of loss or destruction, the person to whom the new certificate is given shall repay all expenses with regard to the examination by the company of the evidence of such destruction or loss and to the indemnity.

The certificate for shares registered in the name of two or more persons shall be delivered to the person whose name stands first in the register in respect thereof, or to his authorised principal and in the case of the death of any one or more of the joint registered holders of any shares, the survivor whose name then stands first in the register shall be recognised by the company as being the only person entitled to such certificate or any new certificate issued in lieu thereof.

TRANSFER AND TRANSMISSION OF SHARES

18
Subject to the provisions of the Statutes with regard to stamp duty or estate duty and any other statutory restrictions on transfer, shares shall be transferable subject to the provisions of these articles.

19
The deed of transfer of a share shall be signed by the transferor and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered into the register in respect thereof.

20
The deed of transfer of a share shall be signed in writing in the normal accepted form or such other form or in such manner as the directors may from time to time decide.

21
Each deed of transfer shall be left at the transfer office of the company at which it is presented for registration, accompanied by a certificate of the shares to be transferred and/or such other evidence as the company may require to prove the title of the transferor or his right to transfer the shares. Each authority granted by a member for the signing of deeds of transfer which are lodged, presented or exhibited with or to the company at any of its designated offices, shall, as between the company and the grantor of such authority, be deemed to continue and remain in full force and effect, and the company may allow same to be acted upon until such time as express notice in writing of the revocation of same shall have been lodged at each of the company's transfer offices at which the authority was lodged, presented or exhibited. Even after the giving and lodging of such notice, the company shall be entitled to give effect to any instrument signed under the authority to sign and certified by any officer of the company as being in order before the giving and lodging of such notice. The company shall not be bound to allow the exercise of any act or matter by an agent of the member, unless a duly certified copy of that agent's authority is produced and lodged with the company.

22
All deeds of transfer which are registered shall be held by the company, but any deed of transfer, which the directors may refuse to register shall be returned on demand to the person who lodged it (except in the case of fraud).

The books of transfer and register of members may, after notice has been given by means of an advertisement in the Government Gazette and in a newspaper circulating in the Republic of South Africa and, in the case of a branch register, in the manner required by Section 108(2) of the Statutes, be closed for such period of time as the directors may deem fit, provided that such period shall not exceed a total of sixty (60) days in each year.

5

Subject to the Statutes in force at the time with respect to stamp duty or estate duty, the executors or administrators of a deceased member (not being one of several joint holders), shall be the only persons recognised by the company as having any title to shares registered in the name of such member and in the case of the death of any one or more of the joint holders of any registered shares, the survivors shall be the only persons recognised by the company as being entitled to such shares, but nothing herein contained shall exempt the estate of a deceased joint holder from any liability in respect of shares held jointly by him.

Subject to the provisions of the Statutes with regard to stamp duty or estate duty, the parent or guardian of a minor who is a member and the curator or curator bonis of a lunatic member and anyone who becomes entitled to shares as a result of the death, insolvency, surrender or liquidation of an estate of a member or the marriage of a female member or for any other legal reason such as transfer in terms of these articles, against the presentation of such proof of the capacity in which he proposes to act in terms of this article, or of his title, which the directors may deem sufficient, may, with the consent of the directors (which consent they shall not be obliged to give), be registered as a member with respect to such shares, or may transfer such shares to himself or to someone else, subject to the aforegoing regulations pertaining to transfer. This article is hereinafter referred to as the "transmission clause".

SHARE WARRANTS

26
Subject to the provisions of any act or regulation, the company may issue share warrants, and the directors or, if so authorised, any local council or committee appointed by them may issue warrants (hereinafter referred to as "share warrants") with respect to fully paid-up shares which state that the bearer is entitled to the shares mentioned therein and may, by means of coupons or otherwise, provide for the payment of future dividends on the shares included in the warrants: provided that, however, the company shall not be entitled to issue share warrants unless and until the objects in the Memorandum of Association are formulated to allow such issue.

27
The directors may determine and amend the form and language in respect of the terms for the issue of share warrants from time to time and may, in particular, determine if and on what terms and conditions a new share warrant or coupon may be issued by means of replacement in the case of wear, mutilation or destruction: provided that, however, a new share warrant shall not be issued in the place of one that has allegedly been lost unless and until proof is submitted that it has been destroyed. The directors may also specify the conditions on which the bearer of a share warrant is entitled to attend and vote at general meetings, and on which the share warrant may be returned and the name of the holder included in the register in respect of the shares reflected in the warrant. Subject to such conditions and to these articles, the bearer of a share warrant is a full member of the company. The provisions pertaining to a share warrant which may be in force from time to time shall be binding on the holder thereof, whether or not such provisions came into effect before or after such share warrant was issued.

CONVERSION OF SHARES INTO STOCK

The company may, by special resolution, convert all or any of its paid-up shares into stock and re-convert such stock into any number of paid-up shares of any denomination.

6

When any shares have been converted into stock, the various holders of such stock may transfer their respective interests therein, or any part of such interests therein, in such a manner as the company in general meeting shall determine, but failing such determination, then in the same manner and subject to the same rules as those in terms of which and subject to which any paid-up shares may be transferred, or as near thereto as circumstances allow. The directors may, however, at their discretion from time to time fix the minimum amount of stock transferable, which minimum shall not exceed the nominal amount (in the case of shares with par value) or the issue price (in the case of shares without par value)of the shares from which the stock arose, and the directors may determine that fractions of such minimum shall not be dealt with, subject thereto, however, that the directors nevertheless shall have the power to waive these directives in specific cases.

The stock shall confer on the holders thereof respectively the same privileges and advantages with regard to participation in profits, voting rights at meetings of the company and for other purposes, as would have been conferred by shares of equal amount, but so that none of such privileges or advantages, except participation in the profits of the company, shall be conferred by such aliquot part of the consolidated stock as would not, if existing in shares, have conferred such privileges and advantages. Save as aforesaid, all the provisions herein contained shall, insofar as circumstances allow, apply to stock as well as to shares. No such conversion shall affect or prejudice any preferential or other special advantage.

31
Those regulations of the company (other than those relating to share warrants) applicable to fully paid-up shares, shall apply to stock, and the word "share" and "shareholder" therein shall include "stock" and "stock holder".

INCREASE AND DECREASE OF CAPITAL

32(a)
The company may from time to time by special resolution or in general meeting increase the share capital of the company by such sum divided into shares of such number, or it may increase its shares without par value to such number, as may be deemed appropriate.

(b)
The company may increase its share capital consisting of shares without par value by transferring reserves or profits to the stated capital, with or without a distribution of shares.

33
New shares shall be issued to such persons, on such terms and conditions and with the rights and privileges attached thereto as may be determined in general meeting: provided that the company, by resolution, but subject to the prohibitions contained in Sections 38, 221 and 222 of the Statutes, may order that the shares be issued by the directors to such persons and on such terms and conditions as the directors may determine. No specific authority stated in Section 221(2) of the Statutes which are conferred on the directors may be revoked or amended by the directors.

  New shares may be issued with a preferential or qualified right to dividends and the distribution of the assets of the company, and, in the case of shares issued with a preferential right to dividends, subject to such suspension of voting rights allowed by the Statutes.

  (Deleted and replaced by way of Special Resolution dated 24 July 1979)

Subject to any authority given the directors in terms of article 33, the company may, prior to the issue of any new shares, direct that they or any of them be offered in the first instance, either at par or at a premium or at a stated value in the case of shares without par value, to all the members in proportion to the amount of capital held by them, or take any other measure with regard to the issue and allocation of the new shares.

7

Save as otherwise provided by the conditions of issue or these articles, any capital taken up through the creation of the new shares shall be considered part of the original share capital of the company and shall be subject to the provisions contained herein with regard to transfer, transmission and otherwise.

36(a)
The Company may, from time to time, by special resolution acquire any shares issued by the company in accordance with the provisions of the Statutes and any other applicable rule of the law or regulation.

  (Insertion in Articles of Association by way of Special Resolution dated 25 October 1999)

(b)
The company may also, by special resolution, cancel, vary or amend shares or any rights attached to shares which, at the time of the passing of the relevant resolution, have not been taken up by any person or which no person has agreed to take up and may reduce the amount of its share capital by the amount of the shares so cancelled.

CONSOLIDATION AND SUB-DIVISION OF SHARES

37
Save for the provisions contained in Sections 56 and 102 of the Statutes, the company may, by special resolution:

(a)
consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares and/or consolidate and reduce the number of its issued shares without par value;

(b)
subdivide its shares, or any of them, into shares of a smaller amount than that fixed by the Memorandum of Association, subject to the provisions of the Statutes, and in such a manner that the resolution whereby a share is subdivided may determine that, as between the holders of the shares resulting from such subdivision, one or more of such shares may have any preferential or special advantage with regard to dividends, capital, voting rights or otherwise, or may have such qualified or limited rights as compared with the others or any other of them as may be within the powers of the company to attach to the new shares;

(c)
increase the number of its issued shares without par value without an increase of its stated capital;

(d)
convert all of its ordinary or preference share capital comprising shares with par value into stated capital compromising shares without par value;

(e)
convert its stated capital comprising either ordinary shares or preference shares with par value into share capital comprising shares without par value;

(f)
cancel any shares which, at the time of the passing of the resolution, have not been taken up by any person or which no person has agreed to take up;

(g)
amend the rights attached to any unissued shares;

(h)
save for the provisions of Section 99 of the Statutes, convert its issued preference shares into redeemable shares;

(i)
convert any of its shares, whether issued or not, into shares of another class.

8

AMENDMENT OF RIGHTS

If at any time, due to the issue of preference shares or otherwise, the capital is divided into different classes of shares, all or any of the rights and privileges of each class may be amended in the manner and to the extent allowed by the Statutes, provided that such amendment is either (a) ratified in writing by the holders of at least three-fourths of the nominal amount (in the case of shares with par value) or three-fourths of the number (in the case of shares without par value) of the issued shares of that class, or (b) sanctioned by a resolution passed at a separate extraordinary meeting of the holders of shares of that class. All the provisions hereafter contained relating to general meeting shall apply, mutatis mutandis, to every such meeting, except that the quorum thereat shall be at least three members personally holding or representing by proxy one half of the nominal amount of the issued shares of that class. Subject to the provisions of Section 102 of the Statutes, the company may, by special resolution, convert any of its preference shares into preference shares which are redeemable or may be redeemed at the discretion of the company. This article does not by implication limit the powers of amendment which the company would have had if it had been omitted.

  (Amended by way of Special Resolution dated 2 July 1979)

BORROWING POWERS

39
The directors may, at their discretion, exercise all the powers vested in the company to borrow money and to mortgage or bind its undertaking and goods or any part thereof, whether as security for a debt or commitment of the company or a third party: provided that the directors shall cause (with regard to subsidiaries, insofar as they can so cause by exercising the voting and/or other rights of the company) that the total amount then still outstanding in respect of money borrowed and/or secured by the company and its subsidiaries (excluding any money borrowed by any of the said companies which will be used for the repayment of other loans within 90 days of the taking up of the said loan) shall not at any time, without the prior approval of the company in general meeting, exceed twice the total of the following:

(a)
the amount of the issued capital of the company (if any), plus

(b)
the amount of the share premium account (if any), plus

(c)
the stated capital, plus

(d)
the reserves of the company and its subsidiaries as reflected in the latest consolidated balance sheet of the company.

  (Deleted and replaced by way of Special Resolution dated 24 July 1979)

40
The directors may also borrow money and secure the payment or repayment thereof upon terms and conditions which they may deem fit in all respects and, in particular, through the issue of debentures and/or debenture stock of the company which binds as security all or any part of the property of the company, both current and future.

Debentures, debenture stock and other securities may be made transferable free of any defence between the company and the person to whom it is issued.

9

The directors may issue such debentures and/or debenture stock subject to those terms and conditions which they may deem fit in all respects, including the condition that the debenture and/or debenture stock shall compulsorily or otherwise be redeemable into shares (with par value or without par value) of the company, and any debentures, debenture stock, mortgages and other securities may be issued at par or at a discount or at a premium and with any particular privileges with regard to redemption, return and draws: provided that no special privileges with regard to the allotment of shares or stocks, attendance and voting at general meetings, the appointment of directors or otherwise may be granted without the approval of the company in general meeting.

The directors shall ensure that a proper register, in terms of the provisions of the Statutes, is kept of all mortgages and liabilities which specifically affect the property of the company.

GENERAL MEETINGS

44
The company shall hold its first annual general meeting within eighteen months of its date of incorporation and shall thereafter in each year hold an annual general meeting: provided that, unless the Registrar in terms of Section 179 of the Statutes extends any of the undermentioned periods, not more than fifteen months shall elapse between the date of one annual general meeting and that of the next, that an annual general meeting shall be held within six months of the financial year-end of the company, and that a notice convening such meeting shall designate the meeting as such.

45
The abovementioned general meetings shall be termed "annual general meetings" and all other meetings of the company shall be termed "general meetings".

46
Annual general meetings and other general meetings shall be held at the time and venue appointed by the directors, or, if the meetings are convened in terms of Sections 179(4), 181, 182 or 183 of the Statutes or any other statutory provisions then in force relating to the requesting of general meetings, at the time and venue fixed in terms of the provisions of the relevant section/s.

47
it is incumbent upon the company, subject to the provisions of the Statutes, upon written request of the number of members stated in the Statutes (and unless the company decides otherwise) at the cost of those requesting it, to give notice to members entitled to receive notice of the next annual general meeting, of any resolution that may be duly proposed and which resolution it is intended to propose at that meeting, and to send to members entitled to notice of any general meeting a statement not exceeding one thousand words relating to the matter referred to in any proposed resolution or to the business to be transacted at that meeting.

Where special notice of a resolution is required under a provision of the Statutes, the resolution is of no force unless notice of intention to propose same is given to the company at least twenty-eight days (or such lesser period as the Statutes allow) before the meeting at which it is to be proposed, and the company shall give notice to its members of any such resolution as required by and in accordance with the provisions of the Statutes.

10

An annual general meeting and a meeting convened for the passing of a special resolution shall be convened by written notice of at least twenty-one clear days and a general meeting of the company (except an annual general meeting or a general meeting convened for the passing of a special resolution) shall be convened by written notice of at least fourteen clear days. These notices do not include the days on which they are served and given and shall specify the venue, the day and the time of the meeting. In the case of special business to be transacted or considered, they shall indicate the general nature of such business. The notices shall be given in accordance with these articles or in any other manner laid down by the company in general meeting, to the persons who, in terms of the regulations of the company, are entitled to receive such notice from the company: provided that a meeting of the company, notwithstanding the fact that it is convened by means of a shorter notice than that specified in this article, shall be deemed to have been duly convened if it is so agreed by a majority in number of the members entitled to attend and vote at the meeting, being a majority holding not less than ninety-five per cent of the total voting rights of all the members.

If the company keeps a branch register, notice of meetings shall, in the case of members whose names are recorded in such branch register, be given to such members from the office where such branch register is kept. A notice of a meeting shall comply with the requirements of Section 189 of the Statutes.

51
Notices of all general meetings of members of the company, as well as copies of all other notices sent to members of the company, shall be sent to the Manager (Listings) of The JSE Securities Exchange. The provisions of these articles relating to the periods and contents of notices of general meetings to members apply also to such notices.

52
Accidental omission to send any such notice to any of the members and/or in accordance with article 51 or the non-receipt of such notice by any member and/or The JSE Securities Exchange shall not invalidate any resolution passed at any such meeting.

PROCEEDINGS AT GENERAL MEETINGS

53
The agenda of the annual general meeting shall be to receive and to consider the annual financial statements as well as the reports of the directors and the auditors, to appoint auditors and to elect other officers (except directors) in place of those resigning or retiring, to approve or to declare dividends, to transact any other business to be transacted at an annual general meeting in terms of these articles, and to transact any other business raised by the report of the directors which may be submitted to such meeting. All other business transacted at any general meeting shall be deemed to be special business.

54
Three members entitled to attend and vote at the meeting in person (including, if the company is a controlled company, the nominee of the controlling company) shall constitute a quorum for a general meeting. No business shall be transacted at any general meeting unless the required quorum of members is present at the commencement of such proceedings. A company which is a member of the company and which is represented by a proxy duly authorised in terms of Section 188 of the Statutes shall, for the purposes of these articles, be deemed to be a member present in person.

The chairman of the directors shall be entitled to preside at every general meeting or, if there is no chairman of the directors or if at any meeting he is not present within ten minutes after the time appointed for the holding of such meeting, or if he has given notice of his inability to be present at the meeting, the members present in person may elect another director as chairman. If no director is present to be elected as such, or if all the directors present decline to preside, the members present may elect one from amongst their number as chairman.

11

56(a)
If within ten minutes from the time appointed for the meeting, a quorum is not present, the meeting, if convened by request of members, shall be dissolved; in any other case the meeting shall be adjourned to a day determined by the directors present (which day shall not be earlier than seven days and not later than twenty-one days after the date of the meeting) at the same time and venue, or if such venue is not available, to another venue appointed by the directors present. If no directors are present, the day upon which and the venue of the adjourned meeting shall be determined by the directors. If at such adjourned meeting a quorum of members is not present within ten minutes after the time appointed for the meeting, the members who are present in person shall constitute a quorum.

(b)
When a meeting has been adjourned as aforesaid, the company shall, on a date not later than three days after the adjournment, publish a notice once in a daily newspaper circulating in each of the provinces of the Republic of South Africa stating:

(i)
the date, time and venue to which the meeting has been adjourned;

(ii)
the business before the meeting when it was adjourned; and

(iii)
the reason for the adjournment.

57
Subject to the provisions of Section 198 of the Statutes, a resolution submitted to the meeting shall in the first place be decided on a show of hands, and in the case of an equality of votes, the chairman, both on a show of hands and on a poll, shall have a casting vote in addition to the vote or votes to which he is entitled as a member.

58
Subject to the provisions of Section 198 of the Statutes, at any general meeting, unless a poll is demanded by:

(a)
the chairman; or

(b)
not less than five members entitled to vote at the meeting; or

(c)
a member or members representing not less than one tenth of the total voting rights of all the members entitled to vote at the meeting; or

(d)
a member or members entitled to vote at the meeting and holding in total not less than one tenth of the issued share capital of the company,

  a statement by the chairman that a resolution has been passed or has been passed with a particular majority, or has been rejected or has been rejected with a particular majority, and an entry to that effect in the book containing the minutes of the proceedings of the company shall be conclusive proof of such fact without proof of the number or proportion of the votes cast in favour of or against such resolution.

59
If a poll is demanded as aforesaid, voting shall take place in the manner and at such time and venue as the chairman of the meeting directs, and either at once or after an interval or adjournment or otherwise, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

60
Subject to the provisions of Section 192 of the Statutes, the chairman of a general meeting may, with the consent of the meeting, adjourn same from time to time and from venue to venue, but no other business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting at which the adjournment took place.

The demand for a poll shall not prevent the continuation of a meeting for the transaction of any business other than the matter on which a poll was demanded, and the demand for a poll may be withdrawn. No notice need be given of a poll which does not take place immediately.

12

It shall not be competent to demand a poll on the election of a chairman, and a poll on an adjournment shall be taken forthwith and without adjournment.

A minute of resolutions and proceedings at general meetings made in one of the minute books of the company, if signed by any person purporting to be the chairman of the meeting to which it relates, or by any person present thereat and appointed by the directors to sign same in his stead, or by the chairman of the next succeeding meeting, shall be accepted as evidence of the facts therein stated. A report of the proceedings of any meeting of the company may be circulated or advertised at the company's expense, but subject to the requirements of Section 207 of the Statutes.

64
The minutes which are kept, in terms of Section 204 of the Statutes, of each general meeting and each annual general meeting of the company, may be inspected and copied as provided in Section 113 of the Statutes.

VOTES OF MEMBERS

65
Subject to any special provisions relating to voting rights upon which any preferences shares are issued, and to the provisions of Sections 193 up to and including 196 of the Statutes, on a show of hands every member present in person and, if a member is a corporate body, its representative, shall have one vote and upon a poll, every member present in person or by proxy shall have one vote for every share held by him.

66
On a poll a member who is entitled to more than one vote need not, if he votes, use all his votes or use all his votes in the same manner.

67
The directors may, at the company's expense and by mail or otherwise, send to the members forms of documents whereby a proxy may be appointed (with or without pre-paid envelopes for their return) for use at a general meeting or at any meeting of any class of members of the company, either blank or nominating one or more members of the directors of any other person. If, for the purposes of a meeting, invitations are dispatched at the company's expense to appoint a person, or one of a number of persons stated in the invitations, as proxy, such invitations shall be dispatched to all members, and not only to some of them, who are entitled to notice of the meeting and to vote by proxy thereat.

68
The parent or guardian of a minor and the curator bonis of a lunatic member, as well as every person entitled to transfer shares under the transmission clause, may vote at general meetings in respect thereof, in the same manner as if he were the registered holder of those shares, provided that he shall, at least forty-eight hours before the time of the meeting at which he proposes to cast his vote, supply to the directors, satisfactory proof of his right to transfer such shares unless the directors shall previously have admitted his right to vote at that meeting in respect of those shares.

Where there are joint registered holders of shares, any one of such joint holders may vote at any meeting in respect of such shares, either in person or by proxy, as if he were solely entitled thereto; but if more than one of such joint holders are present at any meeting, either in person or by proxy, only that one of the said persons whose name appears first in the register in respect of such shares shall be entitled to vote in respect thereof. Several executors or administrators of a deceased member in whose name shares are registered, shall, for the purposes of this article, be deemed to be joint holders thereof.

13

Votes may be cast either in person or by proxy. The instrument appointing a proxy shall be in writing under the hand of the person granting such proxy, or his duly authorised agent. A company which is a member of the company may authorise anyone of its officers or any other persons, who need not be a member, to act as its representative at a meeting of the company. The holder of a power of attorney from a member may, if so authorised by the power of attorney, represent such member at a meeting of the company and vote on his behalf.

The instrument appointing a proxy and the power of attorney or other authority (if any) by virtue of which it was signed, shall be deposited at the office of the company at least twenty-four hours before the time for holding the meeting or adjourned meeting (as the case may be) at which the person named in such instrument proposes to cast his vote, or at such other places and within such time as the directors may direct from time to time, and shall not be valid after the expiration of 12 (twelve) months from the date when it was signed, unless the power of attorney expressly states the contrary. If a duly signed power of attorney is received without any indication as to how the person stated therein should vote in respect of any other matter, the proxy may vote or abstain from voting as he deems fit.

72
A vote cast in accordance with the terms of an instrument of proxy shall be valid, notwithstanding the prior death of the principal, or the revocation of the proxy, or the transfer of the shares in respect of which the vote was cast, unless written intimation of the death, revocation or transfer shall have been received at the office of the company before the meeting.

73
Every bearer of share warrants, or a share warrant, shall be entitled to participate in person or by proxy in meetings of members and to vote thereat in the manner prescribed by the conditions imposed from time to time in respect thereof by the directors.

74
Every instrument whereby a proxy is appointed, whether for a particular meeting or otherwise, shall be in the following form or as close thereto as circumstances may permit and shall have the following tenor:

  "I,                                                  , being a member of                                                   and entitled to                                                   votes, do hereby appoint                                                   of                                                   or failing him,                                                   of                                                   as my proxy to vote for me and on my behalf at the annual general meeting or general meeting (as the case may be) to be held on the              day of                         and at any adjournment thereof, as follows:

	In favour of	Against	Abstain
Resolved that
Resolved that
Resolved that

  (Indicate instruction to proxy by way of a cross in the space provided above)

  Unless otherwise instructed my proxy may vote as he deems fit.

  SIGNED this              day of                          20

Signature

  A member of the company who is entitled to attend and vote at its meetings, is entitled to appoint a proxy to attend, speak and, on a poll, to vote in his stead. A proxy need not be a member of the company.";

14

  or in such other form as the directors may approve from time to time.

DIRECTORS AND ALTERNATE DIRECTORS

75(a)
The board of directors (directorate) shall consist of not less than 10 (ten) and not more than 15 (fifteen) directors and shall be elected by the members in general meeting subject to the following provisos:

  (Amended by way of Special Resolution dated 30 October 1995)

(b)
A maximum of 5 (five) salaried employees of the company may simultaneously hold the office of director. This restriction shall not apply to alternate directors.

  (Amended by way of Special Resolution dated 30 October 1995)

(c)
Persons who hold the office of director when this article is adopted at a meeting of members shall retire at that meeting of members. Directors who so retire shall automatically be eligible for re-election as directors notwithstanding the provisions of article 75(f).

(d)
At the annual general meeting one-third of the Directors for the time being shall retire from office or, if the total retiring number of Directors is not three or a multiple of three the number of retiring Directors shall be the number rounded off upwards nearest to one-third.

(e)
The directors who retire every year shall be the longest serving directors since their last election or if two or more directors have equally long service since their last election, the directors who have to retire shall, unless otherwise agreed, be determined by draw. Directors who so retire every year, as well as directors who are appointed from time to time in terms of article 75(h) and who retire at the annual general meeting, shall automatically be eligible for re-election notwithstanding the provisions of article 75(f).

(f)
Subject to articles 75(c) and 75(e) no person shall be eligible as a director at a general meeting of members, unless:

(i)
A written notice is submitted to the company secretary not more than 14 days but not less than 4 full business days (Saturdays, Sundays and public holidays excluded) prior to the holding of the general meeting for the election of directors, which notice shall be signed by a member entitled to vote at the relevant meeting of members and in which he gives notice of his intention to nominate a particular person as a director, together with,

(ii)
A written confirmation by the person thus nominated that he has given permission to his being nominated as a director and that he would accept the appointment should he be elected by the meeting of members as a director.

  A notice for the nomination of a director given four full business days (Saturdays, Sundays and public holidays excluded) prior to 24 September 1986 in accordance with this amended article shall be deemed to have been given in terms of this article.

  (g)
  If the number of persons eligible as a director in terms of articles 75(c), 75(e) or 75(f) exceeds the number of vacancies, the members present at the general meeting, whether in person or by proxy, shall, subject to Section 210 of the Statutes, appoint the required number of directors. if the persons eligible for election as directors do not exceed the number of vacancies, they will become directors unopposed.

15

  (h)
  The directors shall, within the minimum and maximum limits stipulated in article 75(a), determine the number of directors: provided that there shall be 10 directors until such time as the directors determine another number. If an occasional vacancy occurs in the board of directors or if the directors wish to appoint an additional director, the directorate may fill such vacancy or appoint an additional director. A director so appointed shall retire at the following annual meeting and shall be eligible for re-election as a director notwithstanding article 75(f).

  (i)
  A director who has been appointed in that capacity for the first time at a general meeting of members or by the board of directors after 27 October 1997, shall retire notwithstanding an interim re-election in terms of article 75(e) on the date on which a period of five years after his initial appointment expires, and, notwithstanding the provisions of article 75(e) is eligible for re-election if he is re-appointed in terms of article 75(f) or 75(h) after such retirement. The provisions of this article 75(i) shall apply mutatis mutandis to such re-appointment in terms of article 75(f) and 75(h).

  (Insertion by way of Special Resolution dated 27 October 1997)

  (Deleted and replaced with new article 75 by way of Special Resolution dated 24 September 1986)

  (Article 75 deleted and replaced with new article 75 by way of Special Resolution dated 20 January 1982)

(Articles 76, 77 and 78 deleted by way of Special Resolution dated 24 September 1986)

79
Each director is qualified to appoint a person to act as alternate director in his stead, and to remove such alternate director from his office as he deems fit and to appoint another in his stead: provided that the appointment of such alternate director by the director shall in all respects be subject to the existing terms and conditions relating to the other directors of the company: provided further that no such appointment of an alternate director shall be of any force unless and until his appointment is confirmed by a resolution of the directors. An alternate director is entitled to act at all meetings, in all proceedings and at all occasions when the director who appointed him is not himself acting.

80
An alternate director shall hold the director who appointed him responsible for his remuneration and has no claim against the company for such remuneration.

81
An alternate director who acts in the place of the director who appointed him shall execute and conduct all the duties and work of the director whom he represents. The appointment of an alternate director shall be revoked, and the alternate director shall cease to remain in office, when the director who appointed him ceases to be a director, or notifies the secretary in writing that the alternate director who represents him has ceased to do so.

82
A director of the company need not hold any shares in the capital of the company in order to qualify as a director.

83
Notwithstanding any vacancy in their number, the remaining directors may act, but if and for as long as their number is less than the number determined by article 75(a) as the required minimum for directors, the remaining directors may only act for the purpose of—

(a)
filling a vacancy or vacancies in terms of article 75(h); or

(b)
convening a general meeting of the members of the company.

  (Article 83 deleted and replaced with new article 83 by way of Special Resolution dated 24 September 1986)

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The remuneration of the directors shall from time to time be determined by the directors.

The directors may be paid all reasonable expenses for travelling to and from directors' meetings. If a director who is willing to do so, is called upon to perform extra services or to go to extraordinary trouble by travelling or residing abroad, or otherwise, for any of the purposes of the company, the directors may, out of the company's funds, remunerate such director or directors and such remuneration may be either in addition to, or in substitution for, his or their share in the remuneration provided for herein. The directors may also, out of the funds of the company, pay back to such director or directors all reasonable expenses which he or they incurred in the interests of the company's business.

86
The office of director shall be vacated if the director:

(a)
is declared insolvent, or assigns his estate for the benefit of his creditors, or files an application for the liquidation of his affairs, or compounds with his creditors;

(b)
becomes of unsound mind;

(c)
is absent from meetings of the directors for six consecutive months without leave of the directors and is not at any such meeting during such six consecutive months represented by a alternate director;

(d)
is removed from office in terms of Sections 213 and/or 220 of the Statutes and/or as provided by these articles;

(e)
resigns his office by notice in writing to the company and to the Registrar;

(f)
turns 70, when he shall retire at the end of that year: provided that, subject to article 75, the directorate, by unanimous resolution taken by secret ballot, may on an annual basis extend a director's term of office, but not beyond the end of the year in which he turns 73;

  (Amended by way of Special Resolution dated 31 October 1994)

  (Deleted and replaced with new article 86(f) by way of Special Resolution dated 24 September 1986)

  (g)
  by virtue of the provisions of the Statutes, ceases to be a director or is prohibited or disqualified from acting as a director;

  (h)
  retires by rotation.

  (Deleted and replaced with new article 86(h) by way of Special Resolution dated 24 September 1986)

  Should the company enter into a service contract with any director, then the removal of such director from his office in accordance with the provisions of these articles shall not prejudice any claim for damages which the director may have against the company as a result of the breach of any service contract between him and the company.

17

POWERS OF DIRECTORS

The management of the affairs of and the control over the company, shall be vested in the directors who, in addition to powers and authority expressly conferred upon them by these presents, may exercise all the power, and perform and do all Statutes and things which may be exercised, performed or done by the company. Without prejudice to the general tenor of the foregoing, the directors have the power to give or forebear the ratification envisaged in article 89 as they deem fit. The general powers given by this article shall not be limited or restricted by any special authority or power given to the directors by any other article. It is hereby stated that, although the directors have the power, subject to the provisions of Section 228 of the Statutes, to enter into a provisional contract for the sale or disposal of all or the major portion of the property and assets of the company and the rights belonging or attaching thereto, such provisional contract shall only bind the company if it is ratified and confirmed by a resolution passed by a majority of the votes of members present in person or by proxy at a general meeting convened for that purpose. All the provisions of these articles relating to general meetings shall apply mutatis mutandis to meetings convened in pursuance of this article.

88
The directors may take all steps necessary or expedient in order to circulate the shares, debentures and other securities of the company in any country, colony or state and to see to it that they are recognised by, and are specially listed on, any stock exchange or exchanges in any country, colony or state, and may, on behalf of the company, accept responsibility for and pay and settle any taxes, duties, fees, expenditure or any other amounts payable in respect of any of the aforementioned matters and may comply with the Statutes and regulations of such country, colony or state and with the rules and regulations of such exchange or exchanges.

89
Notwithstanding any provision to the contrary, and regardless of the wording and/or meaning of any of these articles, no resolution passed by the company and/or its members, and which has to be passed in terms of these articles or by virtue of any other provision as a special resolution and/or in connection with the allotment or issue of shares in the share capital of the company, shall be of any force or effect unless and until it has been ratified by the directors.

90
The directors may exercise the voting rights attached to the shares in any other company held or owned by the company in all respects in the manner which they deem fit, including the exercise thereof in favour of a resolution which appoints them and/or any one of their number and/or any other person as directors or officers of such other company or provides for the payment of remuneration to the directors or officers of such other company. A director may vote in favour of the exercise of such voting rights in the aforementioned manner notwithstanding the fact that he is or will soon become a director or officer of such other company and, as such or in any other way, has or may have an interest in the exercise of such voting rights in the aforementioned manner.

DECLARATION OF INTERESTS

A director or alternate or resigning director shall declare any interest, whether direct or indirect, material or otherwise, in any other company, partnership or corporate body, or of which a director is a director or member, or any contract or transaction in which he has an interest in any manner. If a director of the company has an interest in any manner in a contract or transaction or proposed contract or transaction, such director shall disclose his interest in the manner prescribed in Sections 234 up to and including 241 of the Statutes. Subject to the provisions of the Statutes, nothing herein contained shall be interpreted or deemed to hinder or prohibit a director in his capacity as a member and/or as a director to participate in and to vote on all questions put before a meeting of members or of directors, whether or not such director has a personal interest in or is involved in such question.

18

MANAGING DIRECTORS

The directors may from time to time appoint one or more of their number of the office of managing director or managing directors, or may appoint employees of the company in any other capacity, and may from time to time remove or dismiss him or them from office and appoint another or others in his or their place or places. Such an appointment shall be made by an independent quorum of directors. Such an appointment shall be for a period not exceeding five years at a time.

93
A managing director is subject to the same provisions as to removal from office as other directors of the company, and if he for any reason ceases to hold office as director, he shall ipso facto immediately cease to be a managing director.

94
The remuneration of a managing director or of a director who is an employee of the company in any other capacity, shall from time to time be determined by an independent quorum of the directors.

95
The directors may from time to time confer upon a managing director such of the powers as may be exercised by the directors in terms of these articles, as they deem fit, and may confer such powers for such time and purposes, upon the terms and conditions and with such restrictions as they deem expedient and they may confer such powers either collaterally with or to the exclusion and in substitution of, all or any of the powers of the directors in that regard, and may from time to time recall, revoke, vary or alter any or all of such powers.

PROCEEDINGS OF DIRECTORS AND COMMITTEES

96
The directors may determine the quorum necessary for the transaction of business at meetings of the directors, provided that the quorum shall not be less than five directors of which not less than three directors must be non-salaried employees of the company. Such determination shall only be made at a meeting at which all the directors of the company are present. Until such time as is otherwise resolved, five directors shall constitute a quorum.

97(a)
A director may at any time, and the secretary shall at the request of a director, convene a directors' meeting. Subject to the provisions hereof relating to the number of directors required for a quorum, a director (on condition that any alternate director appointed by him is also not present at such meeting) may authorise any other director to vote on his behalf at any meeting or meetings at which he is not present and in such case the authorised director has, in addition to his own vote, a vote for each director by whom he has been authorised. Such an authorisation shall be in writing or by way of a cable, telex or telegram, which shall be tabled at the meeting or meetings at which it is to be used and shall be left with the secretary for filing.

(b)
Save as provided in sub-paragraph (c), directors' meetings shall be held regularly and notice thereof and an agenda shall be dispatched to all the directors in good time and, where applicable, to their alternates.

(c)
(i) In the case of matters requiring urgent resolutions, notice may be given by telephone, cable or telex and any resolutions may be passed through these media, provided that the directors concerned have confirmed or conveyed their approval in a letter, cable or telex, and provided that the quorum requirements have been complied with.

(ii)
A resolution may also be passed in writing in the manner provided in article 101.

19

  (iii)
  A director's meeting may from time to time, and with the consent of a majority of directors, be conducted by means of a conference telephone or similar means of communication equipment, including, but not limited to a video conference facility, by means of which all persons participating in the meeting can hear each other and participation in the meeting, pursuant to this article 97(c)(iii) shall constitute presence in person at such meeting.

Questions arising at any meeting shall be decided by a majority of votes and, in the case of an equality of votes, the chairman shall have a second or casting vote.

99(a)
The directors may elect—

(i)
a chairman and a vice-chairman; and

(ii)
determine the period of such appointments.

(b)
If an interim vacancy in the office of chairman or vice-chairman arises, the directorate may elect a chairman or vice-chairman, as the case may be.

(c)
If—

(i)
there is no such chairman or vice-chairman; or

(ii)
such chairman and vice-chairman have given notice of their inability to be present at the meeting; or

(iii)
such chairman and vice-chairman are not present within five minutes after the appointed time of commencement of the meeting; or

(iv)
such chairman or vice-chairman is present but is unwilling to act as chairman,

  the directors present shall elect from amongst their number a chairman for that meeting.

  (Deleted and replaced with new article 99 by way of Special Resolution dated 24 September 1986)

100
A meeting of directors at which a quorum is present shall be authorised to exercise all or any of the powers, authorities and discretions which vest in the directors or which may be exercised by them in terms of these articles or regulations of the company.

101
A resolution in writing signed by directors or, where applicable, their alternates, and which together with the alternates of absent directors are not less than the number required to constitute a quorum, shall be as valid and effectual as if it were passed at a meeting of the directors duly convened and constituted. Any such resolution shall consist of one or more documents, with the same form and contents, signed by the required number of directors or alternate directors.

102
The directors may delegate any of their powers to a management committee or other committee consisting of that member or members of their number and/or any other person or persons whom they deem fit. A committee thus constituted shall, in the exercise of the powers thus delegated, conform to the rules laid down for it by the directors.

103
The meetings and proceedings of such a committee consisting of two or more members shall be regulated by the provisions herein contained for the regulation of the meetings and proceedings of the directors insofar as they are applicable thereto and are not substituted by regulations made by the directors in terms of the preceding article.

A director serving on any management committee or other committee or who pays particular attention to the business of the company or who otherwise performs services which are in the opinion of the directors outside the ambit of the normal duties of a director, may be paid such additional remuneration (additional to the remuneration to which he is entitled as a director) as the directors may determine, by way of a salary or otherwise.

20

All acts performed by a meeting of the directors, or a management or other committee of the directors, or by a person acting as a director, shall, notwithstanding the fact that it shall afterwards be discovered that there was some defect in the appointment of such directors or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed as a director and was qualified to be a director.

A director may, together with his office as director, hold any other position of profit (save that of auditor of the company) with the company on such terms relating to remuneration and otherwise as determined by the directors. Any appointment and the remuneration of such director shall be determined by an independent quorum of directors, subject to the requirements of article 90 hereof.

MINUTES

107
The directors shall, in terms of Sections 204 and 242 of the Statutes, cause minutes to be kept in books procured for this purpose of all appointments of officers by the directors, of the names of directors present at every meeting of directors and of any management committee or other committee of directors, of all resolutions and proceedings of general meetings, of meetings of the directors and any management committee or other committee, and of resolutions passed in terms of article 101 hereof.

  Any such minute of any meeting of the directors or of any management committee or other committee, or of the company and of resolutions in terms of article 101 hereof, and any extract therefrom, if it purports to be signed by the chairman of the meeting, or by a person present thereat and authorised by the directors to sign same in his stead, or by the chairman of the next meeting, or by any two of the directors, is be receivable as evidence of the matters stated in such minute or extracts.

REGISTER OF MEMBERS

108
The directors shall, in one or more books and in one of the official languages of the Republic, cause a register to be kept of the members and shall in respect thereof comply with the requirements of Sections 105 up to and including 108 and 110 of the Statutes. In particular the following shall be entered in the register:

(a)
the names and addresses of the members, stating the shares held by each member, distinguishing each share according to its relevant distinctive number, if any, and according to its class or type;

(b)
the date upon which the name of a person was entered in the register as a member;

(c)
the date upon which a person ceased to be a member;

  and such register shall be kept at the registered office or any office of the company in the Republic of South Africa where it is kept up to date, or at the office of an agent in the Republic of South Africa where it is kept up to date. Save when such register is closed in terms of article 23 hereof, it shall also be open to inspection by members during business hours, subject to any reasonable restriction imposed from time to time by the company in general meeting.

  The fact that a trust was created and/or exists, shall not be recorded in the register.

21

REGISTERS OF DIRECTORS AND OFFICERS AND INTERESTS

The company shall maintain:

(a)
a register of directors and officers of the company and shall enter therein particulars required in terms of Section 215 of the Statutes; and

(b)
a register of interests of directors and officers in contracts (in one of the official languages of the Republic) and shall enter therein or file the particulars of any interests and/or statement made in terms of Sections 234, 235 and/or 237 of the Statutes; and

(c)
a register of the interests of its directors, former directors, officers and persons (as defined in Section 229 of the Statutes) in the shares and debentures of the company and shall enter therein the particulars of any statements of interests in terms of Section 232 of the Statutes.

  These registers shall be kept at the registered office or any office of the company in the Republic of South Africa where they are kept up to date or at the office of an agent in the Republic where they are kept up to date, and are open to inspection by members during business hours, subject to any reasonable restriction imposed from time to time by the company in general meeting.

LOCAL COMMITTEE/S

110
Without prejudice to the general powers conferred by these articles, it is hereby expressly stated that the directors are invested with the power to appoint persons who reside in a foreign country (as defined by the Statutes) to be a local committee for the company in that country, and to suspend or to relieve such local committee of its duties as they deem fit, to determine and to adjust their remuneration, and also to open transfer offices of the company where necessary and to close them as they deem fit, to appoint agents to represent the company in the issue, subdivision and transfer of shares and for such other purposes as the directors may determine and to dismiss such agents, subject to the provisions of these articles, and to grant to the members of such committee or any such agents the power to appoint alternate committee members or substitutive agents and to dismiss such alternate committee members and substitutive agents, to re-appoint others or themselves to act and also to grant such committee members or agents the power to appoint other persons as co-members of the committee or as joint agents. A director may serve on the local committee whenever he is in the country in respect of which the committee was appointed, he may participate in the proceedings of such committee and he has the same rights and privileges as any member of the committee who resides permanently in the country in respect of which the committee was appointed.

Every local committee member has the power to nominate and to appoint from time to time as an alternate committee member with full power and authority to act in his stead during his absence or inability, and to dismiss such alternate committee member as he deems fit and to appoint another in his stead or to re-appoint himself. All such appointments are subject to the approval of the directors. A local committee member or his alternate member is not obliged to be a member of the company.

22

The directors may at any time and from time to time, by power of attorney, appoint a person or persons to be the attorney or attorneys of the company for such purposes and with such powers, authority and discretion (which shall not exceed those vested in or exercisable by the directors in terms of these articles) and for such period and subject to such conditions as the directors may from time to time deem fit. Any such appointments may, as the directors deem fit, be made in favour of the members or any of the members of a local committee created as aforesaid, or in favour of a company or the members, directors, nominees or managers of a company or firm, or otherwise in favour of a varying group of persons, whether or not they are directly or indirectly nominated by the directors, and such power of attorney may contain provisions for the protection and convenience of persons dealing with the attorneys as the directors deem fit.

The aforesaid delegates or attorneys may be authorised by the directors to sub-delegate all or any of the powers, authorities and discretions conferred on them from time to time.

PENSION FUNDS

114
The directors may establish and maintain any non-contributory or contributory pension or provident or retirement funds, or procure their establishment and maintenance and may make or procure the making of donations, gratuities, pensions, grants or emoluments to persons who are at any time in the employ of the company or of any other company approved by the directors for that purpose, or who are or were at any time directors or officers of the company or of any other such company as aforesaid, and who hold any salaried position or office in the company or such other company, as well as to the spouses, widows, families and dependants of any such persons, and may also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to promote the interests and welfare of the company or of any such other company as aforesaid or of any such persons as aforesaid, and to make payments for the insurance of any such aforesaid persons, and may subscribe or guarantee moneys for any charitable or benevolent purposes or for any exhibition and for any public, common or useful purpose and may do any of the aforesaid things either alone or in co-operation with any such other company as aforesaid. Subject thereto that if so required by the Statutes, particulars relating to the proposed payment to the members of the company shall be disclosed, and subject thereto that the proposed payment by the company be approved, any director holding such position of service or office is entitled to participate and to retain for his own benefit any such donation, gratuity, pension, grant or emolument.

DIVIDENDS

115
A dividend may from time to time be declared in the manner prescribed in these presents, which dividend will be paid to members in proportion to the number of their shares. Where members of the company reside outside the Republic of South Africa, the directors are empowered, subject to applicable acts or regulations, to declare a dividend in another appropriate currency and in such case to determine the date upon which and the exchange rate at which it shall be converted into the other currency stated in the declaration.

116
Dividends are paid to shareholders registered on a date to be announced and will be paid after the date of the declaration or the date of confirmation of the dividend, whichever is the later. The period between the later of the two dates and the date upon which the transfer registers close in respect of the dividend shall not be less than fourteen days.

Dividends are declared by the directors. The directors may from time to time pay to the members, on account of the next dividend, such interim dividend as the directors consider to be justified by the profits of the company.

23

Before the directors declare a dividend, they may, out of the profits of the company, set aside those amounts as they deem fit as a reserve or reserves, which reserves shall at the discretion of the directors be available for any purpose for which the profits of the company may lawfully be applied, and which reserves may, pending such application at the discretion of the directors either be used for the business of the company or be invested in such investments (save for shares of the company) as the directors may from time to time deem fit. The directors may also, without placing same in reserve, transfer profits which they deem advisable not to distribute.

Any dividend so declared may be paid and satisfied, either in full or in part, by the distribution of specific assets, and in particular of shares or debentures of any other company, or in cash, or in any one or more of such ways as the directors may, at the time of the declaration of the dividend, determine and direct, and if any problem arises in connection with the distribution, they may settle same as they deem fit, and in particular may determine the value of distribution of such specific assets or any part thereof, and may determine that cash payments shall be made to members on the basis of the value so determined in order to adjust the rights of all parties, and may vest any such assets in trustees upon such trust for the persons entitled to the dividend as they deem fit.

120
No dividends shall be paid except out of the profits or accumulated distributable reserves. No dividend bears interest against the company. Dividends may be declared either free or subject to the deduction of income tax and any other tax or duty in respect of which the company is liable for tax. All unclaimed dividends may be invested or otherwise used by the directors for the benefit of the company until same are claimed in the manner set out in article 118. A dividend which remains unclaimed for twelve years after the date of declaration thereof, may be declared forfeited by the directors in favour of the company.

121
The statement by the directors relating to the amount of the profits of the company shall be final.

122
If several persons are registered as the joint holders of any share, any one of such persons may give valid receipts for all the dividends and payments on account of dividends in respect of such share.

123
A dividend may be paid by cheque, warrant, coupon or otherwise as the directors may from time to time decide and, if paid otherwise than by coupon, shall be sent either by post to the last registered address of the member entitled thereto or to any other address requested by him or in the case of joint registered holders to that one of them named first in the register in respect of such joint shareholding, and the payment of such cheque or warrant, if it purports to be duly endorsed, or the lodging of any coupon exempts the company of liability in respect thereof.

The company is not responsible for the loss in transit of a cheque, warrant or other document sent by post to the registered address of a member, whether or not it was thus sent at the request of the member.

24

CAPITALISATION

The company in general meeting, or the directors may at any time and from time to time, pass a resolution that it is expedient to capitalise any amount of amounts forming part of the undistributed profits standing to the credit of the company-s reserves or are in the hands of the company and are available as a dividend, or any amount transferred to reserve as the result of a sale or acquisition and/or revaluation of the assets of the company or any part thereof, or any amount received by way of a premium on the issue of shares and standing to the credit of the company's share premium account, or to capitalise debentures or debenture stock of the company, and that any such amount or amounts be released for distribution and be distributed amongst the members, with or without the deduction of income tax, in proportion to their shareholding in such manner as the resolution directs: provided that no such distribution shall be made unless recommended by the directors.

  The directors shall, in terms of such resolution, apply such amount or amounts for the purpose of paying up shares, debentures or debenture stock of the company and shall allot such shares, debentures or debenture stock to, or distribute same among, the holders of such shares in proportion to their aforesaid shareholdings, or otherwise deal with such amount or amounts as directed by the resolution: provided that the balance standing to the credit of the company's share premium account, established in terms of article 128 hereof, may only be applied as prescribed by these articles. If any problem arises in respect of such distribution, the directors may settle same as they deem fit, and in particular they may issue fractional certificates, determine the value of distribution of any fully paid-up shares, debentures or debenture stock, make cash payments to the holders of shares on the basis of the value so determined in order to adjust rights, and vest any shares or assets in trustees upon such trusts for the persons entitled to the allotment or distribution as may seem equitable and expedient to the directors. Where it is deemed necessary, a contract shall be lodged in terms of Section 93 of the Statutes, and the directors may appoint a person to sign such contract on behalf of the persons entitled to the allotment or distribution and such appointment is effective, and the contract may provide for, the acceptance by such holders of the shares to be allotted to them respectively in satisfaction of their claims in respect of the sum so capitalised.

RESERVES

126
The directors may, before declaring a dividend, set aside out of the amount available for dividends, such sums as they deem fit as a reserve or reserves. The directors may divide the reserves into such special reserves as they deem fit, with the power to employ the assets constituting such reserve or reserves in the business of the company, or may invest same in accordance with the provisions of article 118 without being liable for any depreciation or loss as a result of such investments, irrespective of whether or not the investments are ordinary or authorised investments for trust funds.

The reserves shall, at the discretion of the directors, be applied for the equalisation of dividends or to make provision for exceptional losses, expenses or contingencies, or for the extension or development of the company's business, or for writing down the value of any of the assets of the company, or for repairing, improving and maintaining any buildings, plant, machinery or works connected with the business of the company, or to cover the loss through wear and tear or other depreciation in value of any property of the company, or for any of the objects of the company as defined by the company's memorandum of association, or for any other purpose for which the profits of the company may appropriately be applied, and the directors may at any time divide among the members by way of bonus or special dividend any part of the reserves which they in their discretion decide is not required for the aforementioned purposes.

25

SHARE PREMIUM ACCOUNT

If the company issues shares at a premium, whether for cash or otherwise, an amount equal to the total amount or value of the premiums on those shares shall be transferred to an account, called "the share premium account", which, for purposes of a reduction in share capital, shall be treated as paid-up share capital of the company. The share premium account may be used:

(a)
to pay up unissued shares of the company which may then be issued to members of the company as fully paid-up bonus shares; or

(b)
to write off the preliminary expenses of the company, or the expenses, or the commission paid or discount granted on any issue of shares or debentures of the company; or

(c)
to provide for the premium payable on redemption of any redeemable preference shares or any debentures of the company.

STATED CAPITAL ACCOUNT

129(a)
If the company issues shares without par value, all the proceeds of the issue of the shares shall be transferred to the stated capital account;

(b)
If the companies issues shares without par value for a consideration other than cash, an amount equal to the value of the consideration as determined by the directors shall be transferred to the stated capital account;

(c)
Notwithstanding the provisions of this article, the stated capital account may be applied by the company to write off the following:

(i)
the preliminary costs of the company; or

(ii)
the costs of or the commission paid on the creation or issue of such shares.

130(a)
If the company, in terms of article 37, converts its ordinary and/or preference share capital with par value into shares with no par value, the following shall be transferred to the stated capital account of the company:

(i)
the total ordinary or preference share capital as the case may be; or

(ii)
the whole share premium account or that portion thereof which was contributed by the shares so converted.

(b)
If the company, in terms of article 37, converts its ordinary and/or preference shares with no par value into shares with a par value, the whole stated capital account or that portion thereof which was contributed by the shares so converted, shall be transferred to the share capital account of the company.

ACCOUNTS

The directors shall cause to be kept such books of account as prescribed by Section 284 of the Statutes. The books of account shall be kept at the office of the company or at such other place or places as the directors deem fit, subject to the provisions of Section 284(3) of the Statutes, and such books of account shall always be open to inspection by the directors.

26

The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations, the accounts and books of the company, or any of them, shall be open to inspection by members, and no member (not being a director) shall have any right to inspect any account or book or document of the company except as conferred by the Statutes or by a resolution of the company in general meeting or if the member is authorised by the directors.

The directors shall from time to time, in compliance with Sections 286 and 288 of the Statutes, cause to be prepared and to be submitted to the company in general meeting such annual financial statements, group annual financial statements and group reports (if any) referred to in those sections of the Statutes.

134
Unless the Registrar, in terms of Section 307(1) of the Statutes, granted exemption, the directors shall, in compliance of Section 303 of the Statutes, prepare or procure the preparation of interim reports, a copy of which shall be sent to every member of the company and to the Registrar.

135
Each annual financial statement shall be accompanied by a report of the directors (which complies with Sections 286 and 299 of the Statutes) relating to the state of affairs of the company and relating to the amount (if any) which had been paid, or which it is the intention to pay, out of the profits by way of dividends to members, and the amount (if any) which they have transferred or which they intend to transfer to the reserve fund in accordance with the relevant provisions herein contained, and the annual financial statements shall be signed by two directors. The annual financial statements submitted to the company in general meeting shall contain the particulars, and shall be in the form, prescribed by the Statutes.

136
A copy of any annual financial statements, group annual financial statements and group reports which are to be submitted to the company in general meeting, shall not less than twenty-one days prior to the date of the general meeting be delivered or sent by post to the registered address of every member and every debenture holder of the company and to the Registrar. If the company maintains a branch register, such financial statements, in the case of members whose names are recorded in such branch register, shall be dispatched to such members from the office where such branch register is kept: provided that this article does not require that a copy of the aforesaid financial statements herein contained shall be sent to any person whose address is unknown to the company or to more than one of the joint holders of any shares or debentures.

AUDIT

137
At least once annually the accounts of the company shall be examined by one or more auditor or auditors, which auditor or auditors shall satisfy himself or themselves that the annual financial statements fairly reflect the financial position of the company.

138
The duly appointed auditors of the company shall, subject to the provisions of the Statutes, hold office until another appointment or other appointments to the office are made at a general meeting of the company. In particular the provisions of Sections 269, 270 and 273 of the Statutes are applicable to, and shall be complied with in connection with, any appointment to be made or made of an auditor or auditors of the company. The remuneration of the auditor or auditors is determined by the directors.

An auditor may or may not be a member of the company, but no person may be appointed as auditor who has, other than as a member, a substantial interest in any material transaction of the company, and no director, manager, secretary or other officer of the company shall be appointed as auditor of the company during his term of office.

27

An occasional vacancy in the office of auditor may be filled by the directors and a person so appointed shall, subject to the provisions of Sections 275, 277 and 278 of the Statutes, remain in office until the next general meeting following his appointment, but while such vacancy exists the surviving and remaining auditor or auditors (if any) may continue to execute their duties.

The auditors shall be supplied with copies of the annual financial statements to be submitted to the company in general meeting. The auditors shall report to the members in accordance with the Statutes. The auditors shall at all times have access to the books and accounts of the company and may with regard thereto examine the directors or other officers of the company.

142
When a financial statement of the company has been audited and approved by a general meeting, it shall be deemed conclusively correct and may not be reopened: provided that if an error is discovered within three months after the approval thereof, the account shall forthwith be rectified and thereafter it shall be final.

NOTICES

143
A notice may be served by the company upon a member either personally or by sending it by post in a pre-paid letter, envelope or wrapper, addressed to such member at his registered address: provided that a notice to the holder of a share warrant, unless the conditions of issue provide that such holders shall receive their notices personally or by post, shall be given by way of an advertisement.

144
A member may notify the company in writing of an address in the Republic of South Africa, which address will be deemed to be his registered address within the meaning of the last preceding article, and if he has not furnished such address, he will be deemed to have waived his right to receive notices.

145
Unless the conditions of the share warrant contain provisions to the contrary, the holder of a share warrant is not entitled to receive notice of any general meeting of the company or otherwise in respect thereof, except by way of advertisement.

146
A notice which the company is required to give to the members or any of them, and in respect of which provision is not expressly made in these presents, shall be deemed to be sufficiently served if notice is given by way of an advertisement. A notice which may or is required to be given by way of advertisement, shall, subject to the provisions of the Statutes, be advertised in (a) a Johannesburg newspaper; and (b) a newspaper circulating in each province of the Republic of South Africa: provided that where a branch register or transfer office has been opened, such advertisement shall be placed in at least one prominent newspaper circulating in the district in which the branch register or transfer office is situated. A notice given by way of advertisement shall be deemed to be served on the first day of publication of the newspaper containing the advertisement.

147
All notices may, in respect of any registered shares to which persons are jointly entitled, be given to the person named first in the register, and notice so given shall be sufficient notice to all the holders of such shares.

A notice sent by post shall be deemed to have been served on the day on which the letter, envelope or wrapper containing same is posted, and in proving such service it shall be sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed and posted.

28

A person who, by virtue of a statutory provision, transfer or in any other manner, becomes entitled to any share, shall be bound by every notice in respect of such share which has been given to the person from whom he derived his title to such share, prior to his name and address being entered in the register.

A notice or document delivered or left at, or sent by post to, the registered address of a member in terms of these articles shall, notwithstanding the fact that such member is deceased, and whether or not the company received notice of his death, be deemed to have been duly served in respect of any registered shares held by such member, whether solely or jointly with other persons, until another person is registered in his stead as the holder or joint holder thereof, and such service shall, for all purposes of these articles, be deemed to be sufficient service of such notice or document upon his or her heirs, executors or administrators and all persons (if any) who have a joint interest with him or her in such shares.

151
Where a given number of days' notice or notice extending over any other period is required to be given, the day of service shall not, unless it is otherwise provided, be counted in calculating such number of days or other period.

152
In every notice convening a meeting of the company, there shall, reasonably conspicuously, appear a statement that a member entitled to attend and vote at the meeting, has the right to nominate one or more proxies to attend the meeting and to vote thereat in his stead, and that a proxy need not also be a member.

153
The signature on any notice given by the company may be written or printed, or partly written and partly printed.

REPRESENTATION

154
The company may sue or be sued in any court of law in its corporate name. All powers of attorney, bonds, deeds, contracts and other documents which require to be executed, shall be signed by the persons nominated from time to time by the directors.

SUBSIDIARY COMPANY

155
If the company is a subsidiary company, as defined in Section 1 of the Statutes, the directors' report attached to every group financial statement issued by the company in terms of the Statutes, shall disclose full particulars of all matters essential for the comprehension by all members of the company of the state, the affairs and the profit or loss of the company and its subsidiary companies (if any) and shall for that purpose be in accordance with, and shall include at least the matters prescribed by Schedule 4 of the Statutes, insofar as they apply.

WINDING UP

156
Should the company be wound up, the assets remaining after payment of the debts and liabilities of the company and the costs of liquidation shall be distributed among the members in proportion to the number of shares respectively held by each of them: provided that the provisions of these articles shall be subject to the rights of the holders of shares (if any) issued upon special conditions.

Upon winding up, any part of the assets of the company, including any shares or securities of other companies, may, with the sanction of a special resolution of the company, be divided in specie among the members of the company, or may, with the same sanction, be vested in trustees for the benefit of such members, and the liquidation of the company may be finalised and the company dissolved.

29

INDEMNITY AND RESPONSIBILITY

Subject to the provisions of Sections 247 and 248 of the Statutes, every director, manager, secretary and other officer or employee of the company shall be indemnified by the company against, and it shall be the duty of the directors, out of the funds of the company, to pay all costs, losses and expenses which any such officer or employee may incur or become liable for, by virtue of any contract entered into or act done by him as such officer or employee or in any manner relating to the discharge of his duties, including legal and travelling expenses.

Subject to the provisions of these articles, no director, manager, secretary or other officer or employee of the company is liable for the acts, receipts, neglect or default of any other director or officer or employee, or for joining, for the sake of conformity, in any receipt or other act, or for loss or expense suffered or incurred by the company as a result of the insufficiency or deficiency of title to any property acquired by order of the directors for and on behalf of the company, or for the insufficiency or deficiency of any security in or upon which any of the money of the company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or unlawful act of any person with whom money, securities or stock were deposited, or for any loss or damage occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune of whatever nature which occurred in the execution of the duties of his office or in relation thereto, unless same occurred in consequence of his own negligence, neglect, breach of duty or disregard of a trust.

30

PARTICULARS OF SUBSCRIBER	DATE AND SIGNATURE OF SUBSCRIBER	PARTICULARS OF WITNESS	DATE AND SIGNATURE OF WITNESS
FULL NAMES		FULL NAMES
DAVID PIETER DE VILLIERS	15.06.1979 (Signed) D P de Villiers	ANTON KRUGER ROODT	15.06.1979 (Signed) A K Roodt
OCCUPATION		OCCUPATION
INDUSTRIALIST		SECRETARY
RESIDENTIAL ADDRESS		RESIDENTIAL ADDRESS
GOEDVERTROUW STANDFORD 7210		8 EUGENE MARAIS STREET SASOLBURG 9570
BUSINESS ADDRESS		BUSINESS ADDRESS
1 KLASIE HAVENGA ROAD SASOLBURG 9570		1 KLASIE HAVENGA ROAD SASOLBURG 9570
POSTAL ADDRESS		POSTAL ADDRESS
P.O. BOX 1 SASOLBURG 9570		P.O. BOX 1 SASOLBURG 9570
FULL NAMES		FULL NAMES
GEORGE ALISTAIR MACMILLAN	18.06.1979 (Signed) G A Macmillan	ANTON KRUGER ROODT	18.6.1979 (Signed) A K Roodt
OCCUPATION		OCCUPATION
CHAIRMAN & CHIEF EXECUTIVE OFFICER RIO TINTO SA LTD		SECRETARY
RESIDENTIAL ADDRESS		RESIDENTIAL ADDRESS
23 VICTORIA AVENUE MELROSE JOHANNESBURG 2196		8 EUGENE MARAIS STREET SASOLBURG 9570
BUSINESS ADDRESS		BUSINESS ADDRESS
1414 UNICORN HOUSE 70 MARSHALL STREET JOHANNESBURG 2001		1 KLASIE HAVENGA ROAD SASOLBURG 9570
POSTAL ADDRESS		POSTAL ADDRESS
P.O. BOX 61140 MARSHALLTOWN 2107		P.O. BOX 1 SASOLBURG 9570

31

FULL NAMES		FULL NAMES
ALBERT JACOBUS MARAIS	18.6.1979 (Signed) A J Marais	ANTON KRUGER ROODT	18.6.1979 (Signed) A K Roodt
OCCUPATION		OCCUPATION
MANAGING DIRECTOR		SECRETARY
SAAMBOU-NASIONALE BUILDING SOCIETY
RESIDENTIAL ADDRESS		RESIDENTIAL ADDRESS
255 SMITH STREET MUCKLENEUK PRETORIA 0002		8 EUGENE MARAIS STREET SASOLBURG 9570
BUSINESS ADDRESS		BUSINESS ADDRESS
13 CHURCH SQUARE		1 KLASIE HAVENGA ROAD
PRETORIA		SASOLBURG
0002		9570
POSTAL ADDRESS		POSTAL ADDRESS
P.O. BOX 4010		P.O. BOX 1
PRETORIA		SASOLBURG
0001		9570
FULL NAMES		FULL NAMES
JOHN KIRKMAN MITCHELL	15.06.1979 (Signed) J K Mitchell	ANTON KRUGER ROODT	15.06.1979 (Signed) A K Roodt
OCCUPATION		OCCUPATION
GENERAL MANAGER IDC		SECRETARY
RESIDENTIAL ADDRESS		RESIDENTIAL ADDRESS
34 KLOOF ROAD BEDFORDVIEW 2008		8 EUGENE MARAIS STREET SASOLBURG 9570
BUSINESS ADDRESS		BUSINESS ADDRESS
VAN ECK BUILDING 19 RISSIK STREET JOHANNESBURG 2001		1 KLASIE HAVENGA ROAD SASOLBURG 9570
POSTAL ADDRESS		POSTAL ADDRESS
P.O. BOX 6905		P.O. BOX 1
JOHANNESBURG		SASOLBURG
2000		9570

32

FULL NAMES		FULL NAMES
PIERRE ETIENNE ROUSSEAU	16.06.1979 (Signed) P E Rousseau	ANTON KRUGER ROODT	16.06.1979 (Signed) A K Roodt
OCCUPATION		OCCUPATION
INDUSTRIALIST		SECRETARY
RESIDENTIAL ADDRESS		RESIDENTIAL ADDRESS
"PURE VUUR" 9 SIXTH AVENUE VOËLKLIP 7203		8 EUGENE MARAIS STREET SASOLBURG 9570
BUSINESS ADDRESS		BUSINESS ADDRESS
FVB LIMITED 2715 SANLAMSENTRUM JEPPE STREET JOHANNESBURG		1 KLASIE HAVENGA ROAD SASOLBURG 9570
POSTAL ADDRESS		POSTAL ADDRESS
P.O. BOX 2911		P.O. BOX 1
JOHANNESBURG		SASOLBURG
2000		9570
FULL NAMES		FULL NAMES
JOHANNES AUGUSTUS STEGMANN	19.06.1979 (Signed) J A Stegmann	ANTON KRUGER ROODT	19.06.1979 (Signed) A K Roodt
OCCUPATION		OCCUPATION
MANAGING DIRECTOR SA COAL, OIL & GAS CORP LTD		SECRETARY
RESIDENTIAL ADDRESS		RESIDENTIAL ADDRESS
15 KROMMELLENBOOG SASOLBURG 9570		8 EUGENE MARAIS STREET SASOLBURG 9570
BUSINESS ADDRESS		BUSINESS ADDRESS
1 KLASIE HAVENGA ROAD SASOLBURG 9570		1 KLASIE HAVENGA ROAD SASOLBURG 9570
POSTAL ADDRESS		POSTAL ADDRESS
P O BOX 1		P.O. BOX 1
SASOLBURG		SASOLBURG
9570		9570

33

FULL NAMES		FULL NAMES
ABIE JOHANNES VAN DEN BERG	15.06.1979 (Signed) A J van den Berg	ANTON KRUGER ROODT	15.06.1979 (Signed) A K Roodt
OCCUPATION		OCCUPATION
MANAGING DIRECTOR IDC		SECRETARY
RESIDENTIAL ADDRESS		RESIDENTIAL ADDRESS
STAND 75 DOLWENI AVENUE BOSKRUIN EXT 5 RANDBURG 2194		8 EUGENE MARAIS STREET SASOLBURG 9570
BUSINESS ADDRESS		BUSINESS ADDRESS
VAN ECK BUILDING 19 RISSIK STREET JOHANNESBURG 2001		1 KLASIE HAVENGA ROAD SASOLBURG 9570
POSTAL ADDRESS		POSTAL ADDRESS
P.O. BOX 6905		P.O. BOX 1
JOHANNESBURG		SASOLBURG
2000		9570

34

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  Exhibit 1.2 Translated from Afrikaans